Exhibit 10.7

FIRST AMENDING AGREEMENT

THIS AGREEMENT dated as of March 14, 2022.

AMONG:

CANADIAN PACIFIC RAILWAY COMPANY (the "Borrower") as Borrower,

and

CANADIAN PACIFIC RAILWAY LIMITED (the "Covenantor"), as Covenantor

OF THE FIRST PART

and

BANK OF MONTREAL, a Canadian chartered bank, as administrative agent of the Lenders (hereinafter referred to as the "Agent"),

OF THE SECOND PART

and

EACH PERSON NAMED ON THE SIGNATURE PAGES HEREOF in their capacity as a Lender (hereinafter collectively referred to as the "Lenders" and individually, a "Lender"),

OF THE THIRD PART

WHEREAS the parties hereto entered into the Credit Agreement;

AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.INTERPRETATION

1.1    In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

"Agreement" means this first amending agreement, as amended, modified, supplemented or restated from time to time;

"Amended Credit Agreement" means the Credit Agreement as amended and supplemented by this Agreement, and as the same may be further amended, modified, supplemented or restated from time to time;

"Credit Agreement" means the credit agreement dated as of September 15, 2021, between the Borrower, the Covenantor, the Agent and the Lenders; and

"Effective Date" means the date on which all of the conditions precedent in Section 4.1 of this Agreement have been satisfied or waived by the Lenders.

1.2    Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3    The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto. Unless expressly indicated otherwise, all references to "Section" or "Sections" are intended to refer to a Section or Sections of the Credit Agreement.

2.AMENDMENTS TO CREDIT AGREEMENT

2.1    Effective as of the Effective Date:

(a)the definition of "Business Day" in Section 1.1 of the Credit Agreement is amended by replacing paragraph (b) with the following:

"(b) a SOFR Loan, or any other calculation or determination involving SOFR, is also a U.S. Government Securities Business Day and a day on which banks are not required or authorized to close in New York, New York";

(b)(i) the definition of "Eurodollar Reference Lenders" in Section 1.1 of the Credit Agreement is deleted, (ii) each reference to "or Eurodollar Reference Lender" and "and Eurodollar Reference Lender" in Section 9.12 and 9.13 of the Credit Agreement, as applicable, is deleted, (iii) each reference to ", as the case may be" or ", as the case may be," in Section 9.12 and in Section 9.13 of the Credit Agreement is deleted, (iv) each reference to "or Eurodollar Rate" in Section 9.13 of the Credit Agreement is deleted and (v) the reference to "or, the applicable Eurodollar Rate furnished by each applicable Eurodollar Reference Lender for determining such Eurodollar Rate" at the end of Section 9.13 of the Credit Agreement is deleted;

(c)the definitions of "Eurodollar Rate Advance", "Eurodollar Rate", "Lender Eurodollar Suspension Notice" and "London Business Day" in Section 1.1 of the Credit Agreement are deleted;

(d)the definition of "Interest Period" in Section 1.1 of the Credit Agreement is amended by replacing the reference to "1, 2 or 3 months" in the second paragraph thereof with "1, 3 or 6 months" and by adding the following to the end of such definition:

"No tenor that has been removed from this definition pursuant to Section 3.3 shall be available for specification in any Borrowing Notice or Interest Rate Election.";

(e)the definition of "Maturity Date" in Section 1.1 of the Credit Agreement is amended by replacing the reference therein to "March 15, 2022" with "September 15, 2022";

(f)the following new definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:

""Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that, if the Adjusted Term SOFR as so determined shall ever be less than the Floor, then the Adjusted Term SOFR shall be deemed to be the Floor.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

"Benchmark" means, initially, Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(b).

"Benchmark Replacement" means with respect to any Benchmark Transition Event, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the clause above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

"Benchmark Replacement Date" means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or in compliance with or aligned with the International

Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period" means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.3 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.3.

"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of " Base Rate (Canada) Advance," the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3 and other technical, administrative or operational matters) that the Administrative Agent decides, acting reasonably, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, acting reasonably, is necessary in connection with the administration of this Agreement and the other Credit Documents).

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

"Floor" means a rate of interest equal to 0.00% per annum.

"Relevant Governmental Body" means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

"SOFR" means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"SOFR Loan" means a U.S. Dollar Advance that bears interest at a rate based on Adjusted Term SOFR.

"Term SOFR" means, for any Interest Period for a SOFR Loan, the Term SOFR Reference Rate (rounded upward to the nearest fifth decimal place, if necessary) for a tenor comparable to the applicable Interest Period on the day (the "Term SOFR Determination Day") that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

"Term SOFR Adjustment" means, with respect to Term SOFR, 0.10% (10 basis points) for an Interest Period of one-month duration, 0.15% (15 basis points) for an Interest Period of three-month duration, and 0.25% (25 basis points) for an Interest Period of six-month duration.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its discretion, acting reasonably, in consultation with the Borrower).

"Term SOFR Determination Day" has the meaning assigned to it under the definition of Term SOFR.

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Unadjusted Benchmark Replacement" shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.";

(g)each reference to "Eurodollar Rate Advance" or "Eurodollar Rate Advances" in the Credit Agreement is replaced with "SOFR Loan" or "SOFR Loans", as applicable, and each reference to "Eurodollar Rate" in the Credit Agreement is replaced with "Adjusted Term SOFR";

(h)the following Section is added as Section 1.9:

"1.9. Interest Rates; Benchmark Notification.

The interest rate on U.S. Dollar Advances may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.3 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to the continuation of, the administration of, submission of, calculation of, performance of or any other matter related to any interest rate used in this Agreement (including, without limitation, the Base Rate (Canada) Advance, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of as the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.";

(i)Section 3.3 is replaced with the following:

"3.3 Market Disruption Respecting SOFR Loans

(a) If at any time subsequent to the Borrower giving the Borrowing Notice or an Interest Rate Election to the Administrative Agent with regard to any requested SOFR Loan:

(i) the Administrative Agent (acting reasonably) determines that adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested SOFR Loan during the ensuing Interest Period selected;

(ii) the Administrative Agent is advised by written notice from the Majority Lenders (each, a "SOFR Suspension Notice"), such notice to be received by the Administrative Agent no later than 12:00 noon (Calgary time) on the third Business Day prior to the date of the requested change or conversion of an Advance, as applicable, that such Lenders have determined (acting reasonably) that Adjusted Term SOFR will not or does not adequately reflect the effective cost of funds to such Lenders of U.S. Dollar deposits in such market for the relevant Interest Period, then the Administrative Agent shall give notice thereof to the Lenders under the Credit Facility and the Borrower as soon as possible after such determination or receipt of such SOFR Suspension Notice, as applicable, and the Borrower shall, within one (1) Business Day after receipt of such notice and in replacement of the Interest Rate Election previously given by the Borrower, give the Administrative Agent a Interest Rate Election which specifies the conversion of the relevant SOFR Loan on the last day of the applicable Interest Period into any other Accommodation under the Credit Facility which would not be affected by the notice from the Administrative Agent pursuant to this Section 3.3. In the event the Borrower fails to give, if applicable, a valid replacement Interest Rate Election with respect to the maturing SOFR Loan which were the subject of an Interest Rate Election, such maturing SOFR Loan shall be converted on the last day of the applicable Interest Period into a Base Rate (Canada) Advance under the Credit Facility as if a valid replacement Interest Rate Election had been given to the Administrative Agent by the Borrower pursuant to the provisions hereof.

(b) Benchmark Replacement: Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(c) Benchmark Replacement Conforming Changes: In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d) Notices; Standards for Decisions and Determinations: The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3(e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 3.3.

(e)    Unavailability of Tenor of Benchmark: Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its discretion, acting reasonably, or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the

Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period: Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate (Canada) Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate (Canada) Advance based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate (Canada) Advance.";

(j)the following Section is added as Section 3.6:

"3.6 Conforming

In connection with the use or administration of SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR or Term SOFR, as applicable."; and

(k)the following Section is added as Section 11.1(f):

"(f) Any provision of any of the Credit Documents may be amended by an agreement in writing entered into by the Covenantor, the Borrower and the Administrative Agent to (i) cure any ambiguity, omission, mistake, defect or inconsistency (as determined by the Administrative Agent and the Borrower, each acting reasonably) or (ii) effect administrative changes of a technical or immaterial nature, and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment."

3.REPRESENTATIONS AND WARRANTIES

3.1 The Covenantor hereby represents and warrants to and in favour of the Agent and the Lenders that as of the Effective Date:

(a)there exists no Default or Event of Default; and

(b)the representations and warranties contained in Section 6.1 of the Credit Agreement (other than any representations and warranties which expressly speak of an earlier date, and with this Agreement being a Credit Document and references to the Credit Agreement being deemed to be references to the Amended Credit Agreement) are true and correct in all material respects.

4.CONDITIONS PRECEDENT TO EFFECTIVENESS

4.1 This Agreement shall be effective on the date each of the following conditions precedent are satisfied (or waived by the Lenders hereunder):

a.the Borrower shall deliver or cause to be delivered to the Agent an executed copy of this Agreement for each Lender; and

b.each Lender shall have been paid all fees as have been agreed to with the Borrower in respect of this Agreement.

5.OUTSTANDING LIBOR BASED LOANS.

Notwithstanding the amendments to the Credit Agreement pursuant to this Agreement, any Advances made by way of Eurodollar Rate Advances which are outstanding immediately before giving effect hereto (the "Continuing Loans") will remain unchanged until the maturity date thereof and shall be, and are hereby deemed to be, governed by the provisions governing Eurodollar Rate Advances as set forth in the Credit Agreement (for certainty, unamended by this Agreement). From and after the Effective Date, any rollover of any Continuing Loan shall be deemed to be a conversion into a SOFR Loan under the terms of the Amended Credit Agreement.

6.CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

The Credit Agreement and the other Credit Documents to which the Covenantor and the Borrower are parties and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect. The Credit Agreement as amended hereby is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect. This Agreement shall, for all purposes, be considered to be a Credit Document. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

7.FURTHER ASSURANCES

The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

8.COUNTERPARTS

This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

9.GOVERNING LAW

The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower or the Covenantor may be found.

[signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

CANADIAN PACIFIC RAILWAY COMPANY, as Borrower
Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President & Chief Financial Officer

CANADIAN PACIFIC RAILWAY LIMITED, as Covenantor
Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President & Chief Financial Officer

Signature page to First Amending Agreement

THE ADMINISTRATIVE AGENT BANK OF MONTREAL
Per:	/s/ Jeff Cowan
Jeff Cowan, Director

Signature page to First Amending Agreement

THE LENDERS BANK OF MONTREAL
Per:	/s/ Jeff Cowan
Jeff Cowan, Director

Signature page to First Amending Agreement

CANADIAN IMPERIAL BANK OF COMMERCE
Per:	/s/ Stephen Redding
Stephen Redding
Managing Director

Per:	/s/ Danielle Bentley
Danielle Bentley
Director

Signature page to First Amending Agreement

THE BANK OF NOVA SCOTIA
Per:	/s/ Michael Linder
Michael Linder
Director

Per:	/s/ Conor Jefferies
Conor Jefferies
Associate Director

Signature page to First Amending Agreement

WELLS FARGO BANK N.A., CANADIAN BRANCH, as a Lender
Per:	/s/ Marc-Philippe Piché
Marc-Philippe Piché
Managing Director

Per:	/s/ Sean Buchan
Sean Buchan
Director

Signature page to First Amending Agreement